Exhibit 99.1

Contact:
ACADIA Pharmaceuticals Inc.
Lisa Barthelemy, Director of Investor Relations
(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS
THIRD QUARTER 2015 FINANCIAL RESULTS

SAN DIEGO, CA November 5, 2015 – ACADIA Pharmaceuticals Inc. (NASDAQ: ACAD), a biopharmaceutical company focused on the development and commercialization of innovative medicines to address unmet medical needs in central nervous system disorders, today announced its unaudited financial results for the third quarter ended September 30, 2015.

ACADIA reported a net loss of $38.9 million, or $0.39 per common share, for the third quarter of 2015 compared to a net loss of $24.8 million, or $0.25 per common share, for the third quarter of 2014. Net losses for the third quarters of 2015 and 2014 included $9.2 million and $3.9 million, respectively, in non-cash stock-based compensation expense. For the nine months ended September 30, 2015, ACADIA reported a net loss of $118.7 million, or $1.18 per common share, compared to a net loss of $64.1 million, or $0.66 per common share, for the comparable period of 2014. Net losses for the nine-month periods ended September 30, 2015 and 2014 included $31.3 million and $11.4 million, respectively, in non-cash, stock-based compensation expense. At September 30, 2015, ACADIA’s cash, cash equivalents and investment securities totaled $240.7 million, compared to $322.5 million at December 31, 2014.

“Our third quarter was highlighted by the September submission to the FDA of our New Drug Application for the use of NUPLAZID™ in the treatment of Parkinson’s disease psychosis, a condition for which there is no FDA-approved therapy,” said Steve Davis, ACADIA’s President and Chief Executive Officer. “We’re pleased by the FDA’s recent decision to grant Priority Review status to our NUPLAZID application, resulting in a projected accelerated timeline for review and an FDA goal of May 1, 2016 for taking action under the Prescription Drug User Fee Act, or PDUFA.  We continue to advance our preparations for the planned commercial launch of NUPLAZID in the United States and to lay the foundation for additional development with pimavanserin in other areas of significant unmet medical need.”

Research and development expenses increased to $18.7 million for the third quarter of 2015, including $3.9 million in stock-based compensation expense, from $17.0 million for the comparable quarter of 2014, including $1.4 million in stock-based compensation expense. This increase was primarily due to an increase in personnel and related costs of $4.9 million associated with ACADIA’s expanded research and development organization, largely offset by pimavanserin manufacturing development costs incurred during the third quarter of 2014 that were not incurred during the third quarter of 2015.

General and administrative expenses increased to $20.3 million for the third quarter of 2015, including $5.3 million in stock-based compensation expense, from $8.1 million for the comparable quarter of 2014, including $2.5 million in stock-based compensation expense. This increase was due to increases in personnel and related costs of $7.0 million and increases in external services costs of $5.2 million, all largely related to ACADIA’s commercial preparations for the planned launch of NUPLAZID.

Conference Call and Webcast Information

ACADIA management will review its third quarter financial results and operations via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 844-821-1109 for participants in the U.S. or Canada and 830-865-2550 for international callers (reference passcode 69545890).  A telephone replay of the conference call may be accessed through November 19, 2015 by dialing 855-859-2056 for callers in the U.S. or Canada and 404-537-3406 for international callers (reference passcode 69545890). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until November 19, 2015.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company focused on the development and commercialization of innovative medicines to address unmet medical needs in central nervous system disorders. ACADIA has a pipeline of product candidates led by NUPLAZID™ (pimavanserin), for which we have submitted a New Drug Application (NDA) in Parkinson’s disease psychosis to the FDA and which has the potential to be the first drug approved in the United States for this condition. The FDA has classified the NUPLAZID NDA as having Priority Review status. Pimavanserin is also in Phase II development for Alzheimer’s disease psychosis and has successfully completed a Phase II trial in schizophrenia. ACADIA also has clinical-stage programs for glaucoma and, in collaboration with Allergan, Inc., for chronic pain. ACADIA maintains a website at www.acadia-pharm.com to which we regularly post copies of our press releases as well as additional information and through which interested parties can subscribe to receive e-mail alerts.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the potential for NUPLAZID (pimavanserin) to be the first drug approved in the United States for Parkinson’s disease psychosis (PDP) and the potential timing of such approval, if approved at all, by the FDA; ACADIA’s progress in preparing to commercially launch NUPLAZID; the progress, timing and results of ACADIA’s drug discovery and development programs, either alone or with a partner, including the progress and expected timing of clinical trials, including additional planned trials for pimavanserin; and the benefits to be derived from ACADIA’s product candidates, including pimavanserin. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development, approval and commercialization, and collaborations with others, and the fact that past results of clinical trials and past regulatory decisions may not be indicative of future trial results or future regulatory decisions, respectively. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2014 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Collaborative revenues	$39	$15	$44	$72

Operating expenses
Research and development (includes stock-based compensation expense of $3,938, $1,358, $9,139, and $3,452, respectively)	18,729	16,952	53,403	42,420
General and administrative (includes stock-based compensation expense of $5,327, $2,544, $22,153, and $7,942, respectively)	20,308	8,057	65,688	22,328
Total operating expenses	39,037	25,009	119,091	64,748
Loss from operations	(38,998)	(24,994)	(119,047)	(64,676)
Interest income, net	92	208	388	567
Net loss	$(38,906)	$(24,786)	$(118,659)	$(64,109)
Net loss per common share, basic and diluted	$(0.39)	$(0.25)	$(1.18)	$(0.66)
Weighted average common shares outstanding, basic and diluted	100,756	99,497	100,436	97,210

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	September 30, 2015	December 31, 2014(1)

Assets
Cash, cash equivalents, and investment securities	$240,691	$322,486
Prepaid expenses, receivables and other current assets	2,156	2,132
Total current assets	242,847	324,618
Other non-current assets	2,473	840
Total assets	$245,320	$325,458
Liabilities and stockholders’ equity
Total liabilities	$17,974	$15,969
Stockholders’ equity	227,346	309,489
Total liabilities and stockholders’ equity	$245,320	$325,458

(1) The condensed consolidated balance sheet at December 31, 2014 has been derived from the audited financial statements at such date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.